                       VALUE CITY DEPARTMENT STORES, INC.
                                   EXHIBIT 11
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                              Three months ended
                                                                        ------------------------------
                                                                            May 4,           April 29,
                                                                             1996              1995
                                                                           13 weeks          13 weeks
                                                                        ------------       -----------
Weighted average number of common shares outstanding                      31,682,145        31,940,801

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at the average market price                  116,212            14,310
                                                                        ------------      ------------

Number of shares for computation of primary earnings per share            31,798,357        31,955,111

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at period end market price                   152,766            33,909
                                                                        ------------      ------------

Number of shares for computation of fully diluted
     earnings per share                                                   31,951,123        31,989,020
                                                                        ============      ============


                                                                        ------------      ------------
Net income (loss) for primary and fully diluted earnings per share      $    898,000      $ (3,192,000)
                                                                        ------------      ------------



Earnings (loss) per share - primary and fully diluted                   $       0.03      $      (0.10)
                                                                        ============      ============

                       VALUE CITY DEPARTMENT STORES, INC.
                                   EXHIBIT 11
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                           Nine months end
                                                                    ----------------------------
                                                                        May 4          April 29,
                                                                        1996             1995
                                                                      40 weeks         39 weeks
                                                                    -----------      -----------
Weighted average number of common shares outstanding                 31,734,503       32,008,575

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at the average market price              38,988           35,691
                                                                    -----------      -----------

Number of shares for computation of primary earnings per share       31,773,491       32,044,266

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at period end market price               50,922           11,303
                                                                    -----------      -----------

Number of shares for computation of fully diluted
     earnings per share                                              31,824,413       32,055,569
                                                                    ===========      ===========


Net income for primary and fully diluted earnings per share         $19,571,000      $17,847,000
                                                                    -----------      -----------



Earnings per share - primary                                        $      0.62      $      0.56
                                                                    ===========      ===========

Earnings per share - fully diluted                                  $      0.61      $      0.56
                                                                    ===========      ===========


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